UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 9, 2013

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements

On October 9, 2013, the Registrant entered into Employment Agreements (the "Agreements") with Dr. Carl Kukkonen, CEO and Mr. Stephen Muzi, CFO. The Agreements are effective for the period from October 1, 2013 through September 30, 2014. Dr. Kukkonen will be paid $164,800 annually and Mr. Muzi will be paid $61,800 annually.

The Agreements are attached hereto as Exhibits 10.1 and 10.2.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2013, the Registrant agreed to issue Ms. Angelina Galiteva, Director of the Registrant, 1,000,000 non-qualified stock options out of its existing stock option plan. The stock options will vest quarterly over two years and were issued at $0.0141 per share.

On October 9, 2013, the Registrant agreed to issue Dr. Kevin Schewe, Director of the Registrant, 2,000,000 non-qualified stock options out of its existing stock option plan. The stock options will vest quarterly over two years and were issued at $0.0141 per share.

On October 9, 2013, the Registrant agreed to issue Dr. Carl Kukkonen, CEO and Director of the Registrant, 2,000,000 incentive stock options out of its existing stock option plan. The stock options will vest quarterly over two years and were issued at $0.0141 per share.

On October 9, 2013, the Registrant agreed to issue Mr. Stephen Muzi, CFO of the Registrant, 1,000,000 incentive stock options out of its existing stock option plan. The stock options will vest quarterly over two years and were issued at $0.0141 per share.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Kukkonen Employment Agreement dated October 9, 2013.
10.2 Muzi Employment Agreement dated October 9, 2013.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

October 11, 2013	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Kukkonen Employment Agreement dated October 9, 2013
10.2	Muzi Employment Agreement dated October 9, 2013